Exhibit h.4.p

SIXTEENTH AMENDMENT

to

AMENDED AND RESTATED ADMINISTRATION AGREEMENT

THIS AMENDMENT made effective as of the 6th day of March, 2018 amends that certain amended and restated administration agreement, dated as of January 1, 2010, as amended, between the Trusts listed on Schedule A including the Funds listed under each Trust and Virtus Fund Services, LLC, a Delaware limited liability company (such party, the “Administrator” and such agreement, the “Agreement”) as herein below provided.

WITNESSETH:

WHEREAS, Pursuant to Section 8, Amendments to the Agreement, of the Administration Agreement, the Trusts and the Funds wish to amend Schedule A of the Administration Agreement and to otherwise update the schedule.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the Agreement hereby agree that the Agreement is amended as follows:

1.	Schedule A to the Agreement is hereby replaced with Schedule A attached hereto and made a part hereof.

2.	Except as herein provided, the Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Agreement.

3.	This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS MUTUAL FUNDS VIRTUS ASSET TRUST VIRTUS EQUITY TRUST VIRTUS OPPORTUNITIES TRUST VIRTUS RETIREMENT TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	Executive Vice President, Chief Financial Officer & Treasurer

VIRTUS FUND SERVICES, LLC

By:	/s/ David G. Hanley
Name:	David G. Hanley
Title:	Senior Vice President and Treasurer

SCHEDULE A

(as of March 6, 2018)

Virtus Asset Trust

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Conservative Allocation Strategy Fund

Virtus Growth Allocation Strategy Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix Georgia Tax-Exempt Bond Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix North Carolina Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix Ultra-Short Bond Fund

Virtus Seix Virginia Intermediate Municipal Bond Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus WCM International Equity Fund

Virtus Zevenbergen Innovative Growth Stock Fund

Virtus Equity Trust

Virtus KAR Capital Growth Fund

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus KAR Small-Cap Value Fund

Virtus Rampart Enhanced Core Equity Fund

Virtus Strategic Allocation Fund

Virtus Tactical Allocation Fund

Virtus Opportunities Trust

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Equity Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Herzfeld Fund

Virtus Horizon International Wealth Masters Fund

Virtus Horizon Wealth Masters Fund

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus Newfleet Bond Fund

Virtus Newfleet CA Tax-Exempt Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Income Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Rampart Alternatives Diversifier Fund

Virtus Rampart Equity Trend Fund

Virtus Rampart Global Equity Trend Fund

Virtus Rampart Low Volatility Equity Fund

Virtus Rampart Multi-Asset Trend Fund

Virtus Rampart Sector Trend Fund

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

Virtus Retirement Trust

Virtus DFA 2015 Target Date Retirement Income Fund

Virtus DFA 2020 Target Date Retirement Income Fund

Virtus DFA 2025 Target Date Retirement Income Fund

Virtus DFA 2030 Target Date Retirement Income Fund

Virtus DFA 2035 Target Date Retirement Income Fund

Virtus DFA 2040 Target Date Retirement Income Fund

Virtus DFA 2045 Target Date Retirement Income Fund

Virtus DFA 2050 Target Date Retirement Income Fund

Virtus DFA 2055 Target Date Retirement Income Fund

Virtus DFA 2060 Target Date Retirement Income Fund